Exhibit 99.1

POTBELLY CORPORATION REPORTS RESULTS

FOR SECOND FISCAL QUARTER 2018

Chicago, IL, August 7, 2018 – Potbelly Corporation (NASDAQ: PBPB) today reported financial results for the second fiscal quarter ended July 1, 2018.

Key highlights for the thirteen weeks ended July 1, 2018 compared to the thirteen weeks ended June 25, 2017 include:

•	Total revenues increased 2.0% to $110.3 million from $108.1 million.
•	Company-operated comparable store sales decreased 0.2%.
•	Five new shops opened, including three company-operated shops and two franchised shops.
•

GAAP net loss attributable to Potbelly Corporation was $0.4 million, inclusive of a $2.1 million impairment charge compared to loss of $0.1 million, inclusive of a $3.3 million impairment charge. GAAP diluted loss per share remained at $0.01.

•	Adjusted net income[1] attributable to Potbelly Corporation increased 20.1% to $3.3 million from adjusted net income of $2.7 million. Adjusted diluted EPS[1] increased 18.2% to $0.13 from $0.11.
•	EBITDA[1] decreased 10.8% to $5.8 million from $6.5 million.
•	Adjusted EBITDA[1] decreased 2.6% to $11.5 million from $11.8 million.

Key highlights for the twenty-six weeks ended July 1, 2018 compared to the twenty-six weeks ended June 25, 2017 include:

•	Total revenues increased 1.6% to $213.3 million from $209.8 million.
•	Company-operated comparable store sales decreased 1.8%.
•	Nine new shops opened, including five company-operated shops and four franchised shops.
•

GAAP net loss attributable to Potbelly Corporation was $2.6 million, inclusive of a $4.1 million impairment charge compared to net income of $0.5 million, inclusive of a $4.2 million impairment charge. GAAP diluted loss per share was $0.10 compared to GAAP diluted EPS of $0.02.

•	Adjusted net income[1] attributable to Potbelly Corporation decreased 2.1% to $3.9 million from adjusted net income of $4.0 million. Adjusted diluted EPS[1] decreased 6.3% to $0.15 from $0.16.
•	EBITDA[1] decreased 35.8% to $9.0 million from $14.0 million.
•	Adjusted EBITDA[1] decreased 9.3% to $19.1 million from $21.0 million.

Alan Johnson, Chief Executive Officer and President of Potbelly Corporation, commented, “We are pleased with our performance in the second quarter, where we delivered revenue of $110 million and adjusted EPS of $0.13. We are encouraged by the improvement in our company-operated same store sales, which was nearly flat at -0.2%, and was driven by stronger traffic and higher check. The positive trajectory of our comp trends confirms to me that we are effectively executing on our traffic building initiatives.”

Johnson, continued, “While we are encouraged by our performance through the first half of the year, we recognize that 2018 is a transition year for Potbelly and there is still much work to be done. However, we have assembled the right leadership team and are executing on the right strategies to effect a successful turnaround of the Company.”

2018 Outlook

For the full fiscal year of 2018, management currently expects:

•	22-26 total shop openings, including 10-12 company operated shop openings;
•	Flat company-operated comparable store sales growth;
•	An effective tax rate that is in a range of 24%-26%, excluding the impact of ASU 2016-09; and
•	Adjusted diluted earnings per share to range from $0.37-$0.39.

Projected adjusted diluted earnings per share set forth above is a measure not recognized under GAAP. Please see “Non-GAAP Financial Measures” below.

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Details of the conference call are as follows:

Date:	Tuesday, August 7, 2018
Time:	5:00 p.m. Eastern Time
Dial-In #:	877-407-0784 U.S. & Canada
201-689-8560 International
Confirmation code:	13681292

Alternatively, the conference call will be webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Tuesday, August 7, 2018 through midnight Tuesday, August 14, 2018. To access the replay, please call 844-512-2921 (U.S. & Canada) or 412-317-6671 (International) and enter confirmation code 13681292. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” The Company owns and operates over 400 shops in the United States and our franchisees operate over 50 shops domestically, in the Middle East, Canada and India. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represents net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.

•	EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes.
•

Adjusted EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash as well as other items that we do not consider representative of our ongoing operating performance.

•

Adjusted net income – represents net income, excluding impairment, gain or loss on the disposal of property and equipment and store closure expense, as well as other items that we do not consider representative of our ongoing operating performance.

•

Shop-level profit – represents income from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on the disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.
•

Adjusted diluted earnings per share – represents net income, excluding impairment, gain or loss on the disposal of property and equipment and store closure expense on a fully diluted per share basis as well as other items that we do not consider representative of our ongoing operating performance.

1Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted net income, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA and adjusted net income exclude the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

This press release includes certain non-GAAP forward-looking information (including, but not limited to under the heading “2018 Outlook”), namely adjusted net income and adjusted diluted earnings per share. The Company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit of any such future impairments. Neither of these measures, nor their probable significance, can be reliably quantified due to the inability to forecast future impairments.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements may include, among others, statements relating to: our future financial position and results of operations, business strategy, budgets, projected costs and plans and objectives of management for future operations. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, our ability to manage our growth and successfully implement our business strategy; price and availability of commodities; changes in labor costs; consumer confidence and spending patterns; consumer reaction to industry-related public health issues and perceptions of food safety; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Contact:	Investor Relations

Investors@Potbelly.com

312-428-2950

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended				For the 26 Weeks Ended
	July 1,	% of	June 25,	% of	July 1,	% of	June 25,	% of
	2018	Revenue	2017	Revenue	2018	Revenue	2017	Revenue
Revenues
Sandwich shop sales, net	$109,381	99.1%	$107,382	99.3%	$211,628	99.2%	$208,241	99.2%
Franchise royalties and fees	966	0.9	754	0.7	1,636	0.8	1,594	0.8
Total revenues	110,347	100.0	108,136	100.0	213,264	100.0	209,835	100.0

Expenses
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	28,639	26.0	28,635	26.5	55,275	25.9	55,298	26.4
Labor and related expenses	32,412	29.4	31,564	29.2	63,991	30.0	62,026	29.6
Occupancy expenses	14,985	13.6	14,269	13.2	29,711	13.9	28,438	13.6
Other operating expenses	12,793	11.6	12,252	11.3	25,293	11.9	23,885	11.4
General and administrative expenses	13,440	12.2	10,919	10.1	25,628	12.0	21,271	10.1
Depreciation expense	5,858	5.3	6,446	6.0	11,684	5.5	12,645	6.0
Pre-opening costs	68	0.1	546	0.5	136	0.1	619	0.3
Impairment and loss on disposal of property and equipment	2,057	1.9	3,341	3.1	4,081	1.9	4,226	2.0
Total expenses	110,252	99.9	107,972	99.8	215,799	101.2	208,408	99.3
Income (loss) from operations	95	0.1	164	0.2	(2,535)	(1.2)	1,427	0.7

Interest expense	28	*	41	*	55	*	69	*
Income (loss) before income taxes	67	0.1	123	0.1	(2,590)	(1.2)	1,358	0.6
Income tax expense (benefit)	302	0.3	186	0.2	(202)	(0.1)	739	0.4
Net income (loss)	(235)	(0.2)	(63)	(0.1)	(2,388)	(1.1)	619	0.3
Net income attributable to non-controlling interest	125	0.1	75	0.1	166	0.1	74	*
Net income (loss) attributable to Potbelly Corporation	$(360)	(0.3)%	$(138)	(0.1)%	$(2,554)	(1.2)%	$545	0.3%

Net income (loss) per common share attributable to common shareholders:
Basic	$(0.01)		$(0.01)		$(0.10)		$0.02
Diluted	$(0.01)		$(0.01)		$(0.10)		$0.02
Weighted average common shares outstanding:
Basic	25,551,386		25,033,868		25,348,121		25,066,374
Diluted	25,551,386		25,033,868		25,348,121		25,981,051

_________________

*	Amount is less than 0.1%

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended		For the 26 Weeks Ended
	July 1,	June 25,	July 1,	June 25,
	2018	2017	2018	2017
Net income (loss) attributable to Potbelly Corporation, as reported	$(360)	$(138)	$(2,554)	$545
Impairment, loss on disposal of property and equipment and closures(1)	2,514	3,440	5,112	4,376
CEO transition costs(2)	353	974	695	974
Proxy related costs(3)	93	—	701	—
Restructuring costs(4)	1,323	—	1,323	—
Tax impact(5)	(638)	(1,540)	(1,332)	(1,867)
Adjusted net income attributable to Potbelly Corporation	$3,285	$2,736	$3,945	$4,028

Net income (loss) attributable to Potbelly Corporation per share, basic	$(0.01)	$(0.01)	$(0.10)	$0.02
Net income (loss) attributable to Potbelly Corporation per share, diluted	$(0.01)	$(0.01)	$(0.10)	$0.02

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.13	$0.11	$0.16	$0.16
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.13	$0.11	$0.15	$0.16

Shares used in computing adjusted net income attributable to Potbelly Corporation:
Basic	25,551,386	25,033,868	25,348,121	25,066,374
Diluted	26,146,928	25,880,705	26,010,846	25,981,051

	For the 13 Weeks Ended		For the 26 Weeks Ended
	July 1,	June 25,	July 1,	June 25,
	2018	2017	2018	2017
Net income (loss) attributable to Potbelly Corporation, as reported	$(360)	$(138)	$(2,554)	$545
Depreciation expense	5,858	6,446	11,684	12,645
Interest expense	28	41	55	69
Income tax expense (benefit)	302	186	(202)	739
EBITDA	$5,828	$6,535	$8,983	$13,998
Impairment, loss on disposal of property and equipment and closures(1)	2,514	3,440	5,112	4,376
Stock-based compensation	1,389	856	2,251	1,676
CEO transition costs(2)	353	974	695	974
Proxy related costs(3)	93	—	701	—
Restructuring costs(4)	1,323	—	1,323	—
Adjusted EBITDA	$11,500	$11,805	$19,065	$21,024

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended		For the 26 Weeks Ended
	July 1,	June 25,	July 1,	June 25,
	2018	2017	2018	2017
Income (loss) from operations	$95	$164	$(2,535)	$1,427
Less: Franchise royalties and fees	966	754	1,636	1,594
General and administrative expenses	13,440	10,919	25,628	21,271
Depreciation expense	5,858	6,446	11,684	12,645
Pre-opening costs	68	546	136	619
Impairment and loss on disposal of property and equipment	2,057	3,341	4,081	4,226
Shop-level profit [Y]	$20,552	$20,662	$37,358	$38,594
Total revenues	$110,347	$108,136	$213,264	$209,835
Less: Franchise royalties and fees	966	754	1,636	1,594
Sandwich shop sales, net [X]	$109,381	$107,382	$211,628	$208,241
Shop-level profit margin [Y÷X]	18.8%	19.2%	17.7%	18.5%

	For the 13 Weeks Ended		For the 26 Weeks Ended
	July 1,	June 25,	July 1,	June 25,
	2018	2017	2018	2017
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	436	424	436	424
Franchise shops, end of period	58	54	58	54
Revenue Data:
Company-operated comparable store sales	(0.2)%	(4.9)%	(1.8)%	(4.0)%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)

This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations.

(2)

As a result of the departure of the former CEO, the Company incurred certain costs related to the transition. Transition costs were included in general and administrative expenses in the consolidated statements of operations and were related to the accelerated vesting of share-based compensation awards, salary related charges in accordance with the former CEO’s employment agreement and various other transition costs.

(3)	The Company incurred certain professional fees related to the shareholder proxy matter. These costs were included in general and administrative expenses in the consolidated statements of operations.
(4)	The Company incurred certain restructuring costs that were included in general and administrative expenses in the consolidated statements of operations.
(5)

For the thirteen and twenty-six weeks ended July 1, 2018 and June 25, 2017, the tax impact associated with adjustments to net income is based on effective tax rates of 23.0% and 34.9%, respectively, partially offset by the impact of ASU 2016-09.